UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 24, 2021

AVALONBAY COMMUNITIES, INC.

(Exact name of registrant as specified in its charter)

Commission file number 1-12672

Maryland	77-0404318
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

4040 Wilson Blvd. Suite 1000

Arlington, Virginia 22203

(Address of principal executive offices)(Zip code)

(703) 329-6300

(Registrant’s telephone number, including area code)

(Former name, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	AVB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

H. Jay Sarles advised the Company’s Board of Directors on February 24, 2021, that he will not stand for re-election at the upcoming 2021 Annual Meeting of Stockholders. Mr. Sarles’s decision is consistent with the retirement age and term limit expectations contained in the Company’s Corporate Governance Guidelines and was not based on any disagreement with the Company.

Mr. Sarles has been a director of the Company for almost 16 years.  He has served, at various times, as the Board’s Lead Independent Director and on various committees, including as chair of the Nominating and Corporate Governance and the Audit committees. Mr. Sarles has been and continues to be a valued member of the Board, and he will continue to serve on the Board through the date of the Company’s 2021 Annual Meeting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.

AVALONBAY COMMUNITIES, INC.

Dated: February 26, 2021	By:	/s/ Kevin P. O’Shea
Kevin P. O’Shea
Chief Financial Officer